Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-234489) of Impinj, Inc,

(2)	Registration Statement (Form S-8 No. 333-236832) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Impinj, Inc., and

(3)	Registration Statement (Form S-8 No. 333-229947) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Impinj, Inc., and

(4)	Registration Statement (Form S-8 No. 333-224842) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Impinj, Inc., and

(5)	Registration Statement (Form S-8 No. 333-216620) pertaining to the 2016 Equity Incentive Plan and 2016 Employee Stock Purchase Plan of Impinj, Inc., and

(6)	Registration Statement (Form S-8 No. 333-212620) pertaining to the 2016 Equity Incentive Plan, 2016 Employee Stock Purchase Plan, 2010 Equity Incentive Plan and 2000 Stock Plan of Impinj, Inc.;

of our report dated February 17, 2021, with respect to the consolidated financial statements of Impinj, Inc., included in this Annual Report (Form 10-K) of Impinj, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young

Seattle, Washington

February 17, 2021